Exhibit 32.2

Certification of the Chief Financial Officer of ScanSource, Inc.

Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to § 906

of the Sarbanes-Oxley Act of 2002

In connection with the quarterly report of ScanSource, Inc. (the “Company”) on Form 10-Q for the quarter ended September 30, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned officer of the Company certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1)	The Report fully complies with the requirements of §13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”); and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 4, 2011	/s/ Richard P. Cleys
Richard P. Cleys, Vice President and Chief Financial Officer (Principal Financial Officer)

This certification is being furnished solely to comply with the provisions of § 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of the accompanying Report, including for purposes of Section 18 of the Exchange Act, or as a separate disclosure document. A signed original of this written certification required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written certification required by Section 906, has been provided to the Company and will be rendered by the Company and furnished to the Securities and Exchange Commission or its staff upon request.